UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  October 30, 2014

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

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1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

On October 30, 2014, AmerisourceBergen Corporation (the “Company”) issued a news release announcing its earnings for the fiscal quarter and year ended September 30, 2014, and announcing its corresponding earnings conference call.

In its news release, the Company included certain non-U.S. Generally Accepted Accounting Principles (“non-GAAP”) financial measures. The adjustments made to diluted earnings per share relate to warrant expense, gains on antitrust litigation settlements, LIFO expense, acquisition-related intangibles amortization, employee severance, litigation and other expenses, loss on early retirement of debt, the share dilution resulting from the impact of the unexercised warrants, the impact from the shares repurchased under the Company’s special $650 million share repurchase program and the related interest expense incurred in connection with the $600 million of 1.150% senior notes due in May 2017 issued by the Company solely in connection with the special share repurchase program.

Management considers GAAP financial measures as well as the presented non-GAAP financial measures in its evaluation of the Company’s operating performance.  Therefore, the Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.  Reconciliations of these non-GAAP financial measures to the most directly comparable measures as reported in accordance with GAAP are attached to the news release attached as Exhibit 99.1 to this report, and should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP.

A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

In the news release issued on October 30, 2014, the Company also issued its expectations for fiscal year 2015 adjusted diluted earnings per share from continuing operations in the range of $4.36 to $4.50. Key assumptions supporting the 2015 adjusted diluted earnings per share from continuing operations range are: revenue growth in the range of 7 percent to 8 percent; adjusted operating income growth in the 8 percent to 10 percent range; an adjusted operating margin that is expected to be flat to up slightly in the low single digit basis points range; free cash flow in the range of $1.4 to $1.7 billion, with capital expenditures in the $300 million range; and approximately $400 million in share repurchases under our normal repurchase program, and $400 million under our special repurchase program, subject to market conditions.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibit

99.1  News Release, dated October 30, 2014, of AmerisourceBergen Corporation, regarding the Company’s earnings for the fiscal quarter and year ended September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: October 30, 2014	By: /s/ Tim G. Guttman

	Name:	Tim G. Guttman
	Title:	Senior Vice President and Chief Financial Officer